UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

Carmell Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40228	86-1645738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2403 Sidney Street, Suite 300
Pittsburgh, Pennsylvania		15203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 297-8276

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CTCX	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CTCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 26, 2024, Carmell Corporation, a Delaware corporation (the “Company”), completed the previously announced sale (the “Sale”) of all outstanding limited liability company interests of its wholly owned subsidiary Axolotl Biologix, LLC, a Delaware limited liability company (“AxoBio”), to AxoBio's former stockholders, pursuant to a Membership Interest Purchase Agreement, dated March 20, 2024 (the “Purchase Agreement”), by and among the Company, Burns Ventures, LLC, a Texas limited liability company (“BVLLC”), H. Rodney Burns, an individual resident of Texas (“Burns”), AXO XP, LLC, an Arizona limited liability company (“AXPLLC”), and Protein Genomics, LLC, a Delaware corporation (“PGEN” and together with BVLLC, Burns, and AXPLLC, collectively, the “Buyers” and each, a “Buyer”).

The consideration for the Sale consisted of (i) 3,845,337 shares of the Company’s common stock, $0.0001 par value per share, and 4,243 shares of the Company’s Series A Convertible Voting Preferred Stock, $0.0001 par value per share, initially issued as consideration to the Buyers when AxoBio was acquired by the Company on August 9, 2023 pursuant to that certain Agreement and Plan of Merger, dated July 26, 2023 (as amended, the “Merger Agreement”), by and among the Company, Aztec Merger Sub, Inc., a Delaware corporation, Axolotl Biologix LLC, a Delaware limited liability company, and Axolotl Biologix, Inc., a Delaware corporation , and (ii) cancellation of the notes payable by the Company in an aggregate principal amount of $8 million issued to the Buyers pursuant to the terms of the Merger Agreement. In connection with the Sale, the Company and the Buyers also terminated the Company’s performance-based earnout obligations under the Merger Agreement.

The foregoing summary of the Sale and the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on March 26, 2024 and incorporated herein by reference.

Item 8.01 Other Events.

On March 27, 2024, the Company issued a press release announcing the closing of the Sale. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

Pro forma financial information with respect to the Sale is not required to be filed with this Current Report on Form 8-K because the Company has previously reported the results of AxoBio as discontinued operations and its assets and liabilities as held-for-sale in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”). The results of operations of AxoBio from the acquisition of AxoBio on August 9, 2023 through December 31, 2023, and the assets and liabilities of AxoBio as of December 31, 2023, were included in Note 15 to the Company’s audited consolidated financial statements included in the Form 10-K.

(d) Exhibits

Exhibit	Description
10.1†

Membership Interest Purchase Agreement, effective March 20, 2024, by and among Carmell Corporation, Axolotl Biologix, LLC, Burns Ventures, LLC, H. Rodney Burns, AXO XP, LLC, and Protein Genomics, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2024).

99.1	Press Release, dated March 27, 2024
101.SCH	XBRL Taxonomy Extension Schema With Embedded Linkbases Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 1, 2024	By:	/s/ Rajiv Shukla
Rajiv Shukla Chairman and Chief Executive Officer